UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2010

VIPER POWERSPORTS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51632	41-1200215
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10895 Excelsior Blvd., Ste. 203 Hopkins, MN	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 938-2481

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

•	Written communications pursuant to Rule 425 under the Securities Act (17 CER 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

•	Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item l.01. Entry into a Material Definitive Agreement

On January 6, 2010 the Board of Directors of the registrant approved a three-year Motorcycle Engine Manufacture and Supply Agreement (the “Ilmor/Viper Contract”) which was entered into between Ilmor Engineering, Inc. (“Ilmor”) and Viper Motorcycle Company (“Viper”), a wholly-owned subsidiary of the registrant.  Ilmor has been engaged for over 20 years in the design, development and manufacture of high-performance engines and its extensive precision engineering and manufacturing facilities are located in suburban Detroit, Michigan.  Viper is very pleased to have completed this Ilmor/Viper Contract, since Ilmor is widely recognized as one of the most successful race-engine design and manufacturers.

Under a previous written contract entered into by Ilmor and Viper in May 2009, Ilmor has since then conducted all engine product assembly for Viper.  This initial contract also contained a product development segment whereby Ilmor performed certain design and development activities to evaluate a future joint relationship to develop and produce an upgraded model of the Viper engine.  Design and development by Ilmor during 2009 under the initial contract resulted in the current Ilmor/Viper Contract, which provides for the exclusive manufacture and supply by Ilmor of a V-Twin Viper engine designed by Ilmor.

This Ilmor/Viper Contract provides that Ilmor will assume all design, development, testing, quality control and manufacturing with respect to an upgraded Ilmor-designed Viper V-Twin engine.  Ilmor is currently producing prototype models of this engine based on specifications jointly developed by Ilmor and Viper, with the fifth prototype engine intended to be the final production version.  Viper must pay Ilmor a total of $745,000 for the design, development and testing of the engine pursuant to a payment schedule which requires full payment by November 30, 2012.

Upon approval by Viper of the final prototype engine, Ilmor agrees to manufacture and supply all V-Twin requirements of Viper and Viper must purchase all its engines exclusively from Ilmor.  Ilmor will bear the cost and expense of all tooling, parts and components to manufacture and supply Viper engines.  So long as Viper satisfies minimum annual engine purchase requirements, Ilmor shall not develop, manufacture or sell for itself or any third party, a similar V-Twin engine.

These Ilmor-designed Viper engines will be labeled with an Ilmor brand, for which Viper is granted a non-exclusive paid-up license to use Ilmor Marks in connection with sale and distribution of Viper engines.  All intellectual property rights related to any Ilmor Marks continue to be owned exclusively by Ilmor.

Engine pricing to be paid to Ilmor by Viper will be determined annually based on the actual Bill of Materials for components, labor and assembly costs to be incurred by Ilmor, and a reasonable mark-up percentage.  Viper and Ilmor have agreed that the pricing for the 2010 Model Year will be completed by the end of February 2010.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viper Powersports Inc.

Dated: January 6, 2010	By:	/s/ John Silseth
John Silseth, Chief Executive Officer